UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2017 (September 18, 2017)
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Commission File Number 001-08198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(I.R.S. Employer Identification No.)
1421 West Shure Drive, Suite 100, Arlington Heights, Illinois	60004
(Address of principal executive offices)	(Zip Code)

(224) 880-7000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (17 CFR 230.405 or Rule 12b-2 of the Securities Exchange act of 1934 (17 CFR 240.12b-2.
Emerging growth company ☐
If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC Finance Corporation

Item 8.01. Other Events.
This filing contains inside information for the purposes of Article 7 of Regulation (EU) No. 596/2014, and constitutes "regulated information" for the purposes of Article 2(1)(k) of Directive 2004/109/EC, as amended.
On September 19, 2017, HSBC Finance Corporation ("HSBC Finance") issued a press release announcing the early tender results of its offer to purchase for cash (the "Offer ") up to $1,104,230,000 (the "Tender Cap") of its outstanding 6.676% Senior Subordinated Notes due January 15, 2021 (the "Notes"). As of 5:00 p.m., New York City time, on September 18, 2017 (the "Early Tender Date"), HSBC Finance had received valid tenders from holders of an aggregate of $1,555 million in principal amount of the Notes (the "Early Tender Notes") which represented an oversubscription of the Offer. In accordance with the Offer, the Early Tender Notes will be accepted for purchase on a prorated basis up to the amount of the Tender Cap which reflects approximately 71 percent of the principal amount of the Early Tender Notes (the "Accepted Notes"). The aggregate consideration payable for the Accepted Notes is approximately $1,268 million, representing a total consideration of $1,148.41 per $1,000 principal amount of Accepted Notes, which HSBC Finance expects to pay to holders of the Accepted Notes on September 20,2017 (the "Early Settlement Date"), in each case, excluding any accrued and unpaid interest on the Accepted Notes. The Accepted Notes represent approximately 38 percent of the principal amount of the Notes outstanding as of September 18, 2017. Because the Offer was fully subscribed as of the Early Tender Date, HSBC Finance will not accept for purchase any Notes not already purchased on the Early Settlement Date.
As previously disclosed, on September 5, 2017, HSBC Finance entered into a definitive agreement with its ultimate parent, HSBC Holdings plc ("HSBC Holdings"), pursuant to which HSBC Finance has agreed to repurchase (the "Repurchase") $730,770,000 of Notes (the "Repurchase Notes"), representing all of the outstanding Notes held by HSBC Holdings. The purchase price payable for the Repurchase Notes will be approximately $839 million, excluding any accrued and unpaid interest on the Repurchase Notes. HSBC Finance expects to pay the purchase price for the Repurchase Notes on September 20, 2017.
As a result of the Offer and the Repurchase, HSBC Finance expects to record during the third quarter of 2017 a one-time charge reflecting a loss on early extinguishment of debt that is estimated to be approximately $260 million. After the purchase of the Accepted Notes and the Repurchase Notes on September 20, 2017, the aggregate principal amount of Notes outstanding will be approximately $1,104 million.
A copy of the press release announcing the early tender results of the Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 19, 2017

HSBC Finance Corporation

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    September 19, 2017

HSBC FINANCE CORPORATION

By:	/s/ MICHAEL A. REEVES
Michael A. Reeves
Executive Vice President and
Chief Financial Officer

HSBC Finance Corporation

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated September 19, 2017